UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 14, 2021

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2021, the board of directors (the “Board”) of TTM Technologies, Inc. (the “Company”) appointed Ms. Pamela B. Jackson as a Class III director with a term expiring in May of 2024, subject to approval from the Defense Counterintelligence and Security Agency (“DCSA”) pursuant to the Special Security Agreement between the Company and DCSA.

There was no arrangement or understanding pursuant to which Ms. Jackson was appointed as a director, and since the beginning of our last fiscal year there have been no related party transactions between Ms. Jackson and our company.

Upon her appointment, Ms. Jackson will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company pursuant to the Company’s director compensation program on a pro-rata annual basis, which includes the issuance of Restricted Stock Units of TTM’s Common Stock. The Board has determined that Ms. Jackson will be an independent director under NASDAQ listing standards. At this time, Ms. Jackson will not sit on any of the Board committees.

Pamela Jackson is a retired Vice President, Technology of Emerson Electric Company (“Emerson”), a leading global manufacturing and technology company based in St. Louis, Missouri. Ms. Jackson was with Emerson from April 2001 until October 2017, when she retired. Her responsibilities included corporate oversight of technology development initiatives related to new and lean product development, portfolio and product life cycle management, and Emerson’s centers of excellence for software and human-centered design. She also served on the management boards for the Emerson Pune, India Innovation Center and the Emerson Xi’an, China Engineering Center. Pam also led a breadth of global, technology intensive businesses that include power supplies, energy systems, thin film and hybrid integrated circuits, piezoelectric devices, ferrites, printed circuit boards, lightguide fiber and loop transmission apparatus. She has served on several non-profit boards, including the Ranken Technical College Board of Trustees, in St Louis, Missouri where she also chairs the Student Success and Diversity Committee and as a member of the Board of Trustees of the Dallas African American Museum of Art and Culture. Ms. Jackson also became a “Life Member” of the Society of Women Engineers in 2017. Before joining Emerson, Ms. Jackson worked at Lucent, AT&T and Western Electric for over 20 years where she held a series of progressively more responsible positions in research, engineering, operations, and marketing, eventually serving as vice president and general manager of several businesses including Lucent’s MicroPower division in Austin, Texas. Ms. Jackson received two Bachelor of Science degrees in chemical engineering and chemistry, and a Master of Science degree in chemical engineering from MIT. She holds an executive MBA from Boston University. Pam is a member of Sigma Xi and Beta Gamma Sigma honorary societies, the American Chemical Society, and the American Institute of Chemical Engineers.

Our Board of Directors has determined that Ms. Jackson will join our Board as an independent Director. Ms. Jackson was nominated to our board due to her extensive experience and knowledge in the electronics, engineering and technology markets, where she has spent the vast majority of her exceptional career and achieved success at every level.

On June 14, 2021, we issued a press release announcing the appointment of Ms. Jackson. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.2

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release dated June 14, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: June 14, 2021	By:	/s/ Daniel J. Weber
Executive Vice President, General Counsel and Secretary

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